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           Exhibit 10(b) Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Independent Auditors," "Experts" and "Financial Statements" and to the use of our reports dated February 11, 1997, with respect to the financial statements of Golden American Life Insurance Company, February 11, 1997,with respect to the financial statements of Separate Account B, and February 9, 1996 (except
Note 6, as to which the date is August 27, 1996) with respect to the financial statements of The Managed Global Account of Separate Account D included in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 33-59261)and related Prospectus of Separate Account B.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                       /s/  Ernst & Young LLP

Des Moines, Iowa
February 4, 1998